October 21, 2009

GOLDEN ANVIL, SA de CV
RFC: GAN-980527-IV9
Amapa #124; Col. San Juan; Tepic, Nay. 63130

Attention: President

Dear Sirs:

Re:	Proposed Agreements between Royal Mines and Minerals Corp. (“Royal Mines”) and Golden Anvil, SA de CV (“Golden Anvil”)

This letter of intent confirms our understanding with respect to the formation and funding of a joint venture for the exploration, development and production of gold and silver from the mineral concessions (the "Mineral Concessions") located in the State of Nayarit, Mexico, as more particularly described in Schedule "A" attached hereto, and the processing of concentrates therefrom.

1.	Representations of Golden Anvil. Golden Anvil has represented to Royal Mines as follows:

	(a)	Golden Anvil is a corporation incorporated under the laws of Mexico and is in good standing in its jurisdiction of incorporation.

(b)

The Mineral Concessions are owned by Golden Anvil free and clear of any liens, charges or encumbrances, which are Title 213609 La Bufa, Title 213744 El Arrayán, Title 226062 La Nueva Victoria, Title 227844 Filomeno and Title 214908 Manos Arriba with all a total area of 5,275 hectares (13,035 acres).

The Title 222592 La Chata with an area of 7,885.921 hectares (19,486 acres) is involved in a cancellation process, therefore Golden Anvil agrees to make its best effort and to take all legal actions required to stop the cancellation process and to secure the ownership of the concession. If this concession is reclaimed it will be part of the joint venture agreement and subject to this contract.

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(c)

Golden Anvil’s geological consultants have estimated that the Mineral Concessions have proven (P1) and probable (P2) reserves on La Nueva Victoria vein of 441,771 tons grading 6.09 g/t (0.21 oz/t) Au and 353.16 g/t (12.46 oz/t) Ag and possible reserves on La Higuerita vein of 935,000 troy ounces (1,025,829 oz) Au and 22.1 million troy ounces (24.2 million oz) Ag; a total gold equivalent of 1’303,333 troy ounces (1,429,942 oz), being only 2 out of 18 mine bodies identified inside La Nueva Victoria concession.

(d)	The Mineral Concessions are currently being mined on a sporadic basis averaging approximately 85 tons of production per day; and

(e)

There is a concentration plant (the "Concentration Plant"), owned by Golden Anvil free and clear of any liens, charges or encumbrances, located on the Mineral Concessions consisting of the equipment set out in Schedule "B" attached hereto, which is capable of processing up to 200 tons per day. At the present time, Golden Anvil is achieving a concentration ratio of approximately 85-to-1. Based on the present rates of mining and concentrating, Golden Anvil is producing approximately 24 tons of concentrate per month.

2.	Representations of Royal Mines. Royal Mines has represented to Golden Anvil as follows:

	(a)	Royal Mines is a company incorporated under the laws of the State of Nevada and is in good standing under the laws of its jurisdiction of incorporation.

	(b)	Royal Mines is a reporting company under the United States Securities Exchange Act of 1934 (the “Act”) and is in good standing with respect to its filings under the Act.

	(c)	Royal Mines owns a proprietary technology for the lixiviation of minerals utilizing thiourea stabilization (the "Thiourea Technology"); and

	(d)	Royal Mines operates a plant in Phoenix, Arizona which is capable of processing concentrates from the Mineral Concessions to recover gold and silver using its proprietary Thiourea Technology.

3.	Agreements. We have agreed that Royal Mines and Golden Anvil will enter into the agreement as follows:

(a)

Subject to satisfactory completion of due diligence, a joint venture agreement for the exploration, development, production and refining of minerals from the Mineral Concessions and any other mineral acquisitions within the States of Nayarit and Sinaloa (the "Joint Venture Agreement").

4.	Joint Venture Terms. The principal terms of the Joint Venture Agreement will be as follows:

(a)

Royal Mines will acquire a 50% undivided interest in the joint venture as organized according to the item 4 (c) below by providing funding of $3’000,000 (the "Funding"), of which $1’500,000 will be used to purchase additional equipment, and to refurbish

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and relocate the Concentration Plant. The amount of $500,000 will be provided to Golden Anvil in order to pay out in full all its current liabilities, late taxes and mining duties that could jeopardize its commitment with this joint venture. The balance of up to $1’000,000 (the "Repurchase Loan") will be loaned to Golden Anvil with no interest in order to fund the costs of a repurchase of outstanding shares from the holders of the shares of Golden Anvil (the "Share Repurchase") which Share Repurchase funds will be advanced as required to close the Share Repurchase.

(b)

The Funding will be provided by Royal Mines within 90 days upon completion of a joint venture contract. The joint venture contract shall be established at the completion of the Due Diligence Period as described on item 5 below. Golden Anvil will transfer the ownership of the Mineral Concessions to the joint venture upon successful completion of the funding.

(c)	Golden Anvil and Royal Mines shall participate equally in the benefit of any new exploration and development of the current mineral concessions.

(d)

The joint venture will be organized in the form of a Corporation, CORP, INC or the best legal structure based on the advice from the legal, tax and accounting advisors of the parties in such way that allows the joint venture to accomplish its goals.

(e)

Revenue from the joint venture related to mining, concentration and refining operations shall be split proportionately to ownership. However, 25% of the share of revenue accruing to Golden Anvil will go towards the payment of the Repurchase Loan until paid in full. The $1,000,000 Repurchase Loan to Golden Anvil shall be repaid within 12 months from the date of funding.

(f)

The joint venture will be governed by a Board of Director consisting of seven (7) directory members being three (3) directors appointed for each party and the seventh member will be an independent director to be mutually agreed; and

(g)

The joint venture will have as first goals: to optimize and to relocate the Concentration Plant in order to secure on a first stage a production of 200 tons of concentrates per day and gradually increase it to 500 tons of concentrates per day from the mining of the Mineral Concessions and other mining companies within the influence area; to explore the mineral bodies and veins identified in the Mineral Concessions with the methodology required to certify the resulting reserves according to the Canadian standard NI 43-101 and/or SEC Securities Act Industry Guide 7; and to install a gold and silver refinery in Tepic, Nayarit to process the concentrates produced by the Concentration Plant and other mining companies within the influence area.

From the Joint Venture Agreement date, Golden Anvil will continue operating, at the benefit of the Joint Venture, the Concentration Plant and the mineral exploitation of the Mineral Concessions. When the Concentration Plant is delivered to the joint venture on operation and benefit, concentrate produced shall be sent for its further

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process and final sale to the refinery facilities owned by Royal Mines in Phoenix, Arizona.

5.	Due Diligence Period.

(a)

Commencing on the execution of this letter of intent, Royal Mines and Golden Anvil will have 60 days (the "Due Diligence Period") to complete its due diligence on Golden Anvil and the Mineral Concessions, as well as Royal Mines and its Business Plan;

(b)

During the Due Diligence Period, Golden Anvil shall make available to Royal Mines all documents and materials in its possession relating to the Mineral Concessions or Golden Anvil and shall disclose any and all material adverse conditions or potential adverse conditions currently known that could affect Golden Anvil or the Mineral Concessions.

At the same time, Royal Mines shall make available to Golden Anvil all public documents and materials in its possession relating to Royal Mines or its business plan, and shall disclose any and all material adverse conditions or potential adverse conditions currently known that could affect Royal Mines or its business plan; and

(c)

During the Due Diligence Period, representatives of Royal Mines and Golden Anvil will be entitled to enter the Mineral Concessions, take samples of minerals or concentrates on the Mineral Concessions and inspect the Concentration Plant, as well as being free to visit all its facilities and offices to gather information related to the Due Diligence.

6.

Exclusivity. In consideration of Royal Mines agreeing to undertake the costs and expenses of conducting due diligence and continuing negotiations, Golden Anvil agrees that, during the Due Diligence Period, it will not seek or solicit, or engage anyone to seek or solicit, other suitors for a sale or joint venture of the Mineral Concessions or the Concentration Plant or a merger or purchase of Golden Anvil, will not negotiate with other persons for a sale or joint venture of the Mineral Concessions or the Concentration Plant or a merger or purchase of Golden Anvil, will not make available to other potential suitors information concerning itself, the Mineral Concessions or the Concentration Plant.

As reciprocity, Royal Mines agrees that, during the Due Diligence Period, it will not make available to other potential suitors information concerning Golden Anvil, the Mineral Concessions or the Concentration Plant without the consent of Golden Anvil. Royal Mines also agrees that it will not enter into any contracts to sell or merge with other entities during the due diligence period or during the fund raising period without the consent of Golden Anvil.

7.

Counterparts. This letter of intent may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same letter of intent.

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8.	Letter of Intent. The parties agree that this document shall be a letter of intent only and other than item 6 shall not be legally binding on the parties.

If the foregoing is in accordance with your understanding of our agreements, please sign where indicated below.

Yours truly,

Royal Mines and Minerals Corp.

Per:	/s/ K. Ian Matheson
K. Ian Matheson
President and Chief Executive Officer

Agreed and accepted as of the 21 day of October, 2009.

Golden Anvil, SA de CV

Per:	/s/ Francisco Rolando Rincon Romo
Francisco Rolando Rincon Romo
Legal Representative for Golden Anvil

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Schedule “A”

MINERAL CONCESSIONS OF GOLDEN ANVIL

Lot Name	Mineral Concession Title	Area (hectares)
La Bufa	213609	14.7669 has
El Arrayán	213744	50.0000 has
La Nueva Victoria	226062	59.0000 has
Filomeno	227844	403.2535 has
Manos Arriba	214908	4,748.0000 has
TOTAL	5 Titles	5,275.0204 has

Mineral Concession Title under Exceptional Considerations
La Chata	222592	7,885.9210 has

Schedule “B”

EQUIPMENT

C u e n t a   N o m b r e

1200–000–00 ACTIVO FIJO

1201–000–00 MOBILIARIO Y EQUIPO DE OFICINA

1201–001–00 Mobiliario y Epo. de Oficina

1201–001–01 Mobiliario y Epo, de  Oficina

1201–001–02 Televisor 14 marca SHARP

1201–001–03 Impresora hp deskjet

1201–001–04 Sistema de Comunicacion Satelital

1201–001–05 Television 20 serie 0750157590071

1201–001–06 Impresora HP 930 C

1202–000–00 CONSTRUCCION EN PROCESO

1202–001–00 CONSTRUCCION DEL 99 AL 2001 JHON

1202–002–00 CONSTRUCCION BASE PARA MOLINO Y NABE

1202–002–01 CEMENTO

1202–002–02 VARILLA DE 3/4

1202–002–03 VARILLA DE 1/2

1202–002–04 Malla Electrosoldada 6610/10

1202–002–05 Alambre Recocido

1202–002–06 Alambron

1202–002–07 Polin Monten

1202–002–08 Materiales Varios

1202–002–09 Arena

1202–002–10 Quimiment ( Acelerante de concreto)

1202–002–11 grava

1202– 002–12 Fierro Estructural

1202–003–00 OBRA DE PRESA DE JALES

1202–003–02 Cemento Gris

1202–004–00 OBRA DE ABASTECIMIENTO DE AGUA

1202–004–01 TUBO GALVANIZADO 1 1/2

1202–004–02 COPLES 1 1/2

1202–004–04 Manguera Negra de 1/2

1202–004–06 Herramientas y Eq. p/ Instalacion

1202–005–00 CONSTRUCCION DE CAMPAMENTO

1202–005–01  CEMENTO GRIS

1202–005–03 CALHIDRA

1202–005–05 Fierro Estructural

1202–005–06 Tubos Pvc, Accesorios, Etc.

1203–000–00 MOBILIARIO Y EQUIPO DE INDUSTRIA

1203–001–00 Vibramill

1203–002–00 Perforadora

1203–003–00 Tanques de Agua.

1203–004–00 Rock Drill

1203–006–00 Concentrador

1203–007–00 Empresa de Jales

1203–008–00 Bomba 4x3 mtor 10 hp 1750 rpm

1203–009–00 Bomba 3x3 motor hp 1750 rpm

1203–010–00 '2 ciclones d–10 con recubrimiento int. hule vulc.

1203–011–00 Arteza de 48 x 48 cajon aliment, bombas

1203–012–00 Motor Electrico Siemens 15hp¦1200rpm trif.

1203–013–00 Motor Electrico Siemens 7.5hp  1800rpm

1203–014–00 Soplador Cacahuate Tuthill 8x8 mod.551846L3

1203–015–00 Maquina Bronco 225

1203–016–00 JIG Tipo– Harz 18x 24 ASTM A–36 M–2 HP 1800 RPM

1203–017–00 Transformador Tipo Seco 45 kwa.

1203–018–00 Arrancador de Molino

1203–019–00 MOLINO DE BOLAS CHINO MILL 7X12

1203–020–00 CELDAS DE FLOTACION 24 Sub A

1203–021–00 BANCO CELDAS DE FLOTACION 18 SUB A

1203–023–00 JUEGO DE LAINAS, MOTOR, ARRANCADOR

1203–024–00 Pelicula de  Polietileno para Estanque de Agua

1203–025–00 Horno para Fusion de Minerales

1203–026–00 Alimentador de Minerales con Vibrador

1203–027–00 Tanque Agitador de Fibra de Vidrio 2000 gal.

1203–028–00 Tanque de Poliuretano de 1000 gal.

1203–029–00 Bomba de Acero Inoxidable

1203–030–00 Bomba Acero Inox. E5881K9JS

1203–031–00 Bomba Acero Inox.H9616089 mod.4881mpcsp

1203–032–00 Separador de Minerales  1203–033–00 Separador Minerales High Speed  Sieve

1203–034–00 FILTRO DE MINERALES

1203–035–00 Transportador de Tornillo

1203–036–00 Horno para Fusion

1203–037–00 Recipiente Ajitador  1203–038–00 Bombas (slurry pump)

1203–039–00 Bomba (slurry pump)

1203–040–00 Transportador de Tornillo

1203–041–00 Bomba (Sand Pump)

1203– 042–00 Equipos Varios Importados

1203–043–00 Trabajos Hector Jaime M.

1203–043–01 Anticipo a Tanques Espesador

1203–044–00 Planta de Luz Coleman 5000 (110–220)

1203–045–00 Balanza Analitica de Laboratorio

1203–046–00 Mufla Electrica Modelo FE–0361

1203–047–00 Refacciones P/Maquinaria ( Varias)

1203–048–00 Maquina Para Separar Minerales

1203–049–00 Bonba de inyeccion 0470506021

1204–000–00 HERRAMIENTA, MOLDES Y MATRICES

1204–001–00 ROTOMARTILLO DEWALT 1/2 DW

1204–002–00 EQUIPO  SOLDADURA CENTURION

1204–003–00 JUEGO DE MANGUERA CUATA

1204–004–00 Juego de Llaves Combinada 10 pzas.URREA

1204–005–00 Llave Combinada de 1 1/8 Urrea

1204–006–00 Llave Combinada Truper 1–7/8

1204–007–00 Juego de Dados 1/2 truper

1204–008–00 Epo. de Riego ( Bomba de 2)

1204–009–00 Tornillo  de Banco de 4

1204–010–00 matraca prof.cab.de pera 1/2 Truper

1204–011–00 Extension de 10para cuadro 1/2 Truper

1204– 012–00 dado cuadrado 1/2hex.

1204–013–00 PINZAS

1204–013–01 Pinzas de Presion

1204–013–02 Pinzas Electricas

1204–014–00 Soldadora Bronco 275–304–185 (infra)

1204–015–00 Marros

1204–016–00 Martillos

1204–017–00 Cinceles

1204–018–00 Estufa y Regulador

1204–019–00 Tinacos

1204–020–00 EQUIPO DE ENERGIA PARA CAMPAMENTO

1204–020–01 Iversor de 1500W 12VCD a 120VCA

1204–020–02 Baterias Tipo Solar AC–DELCO

1205–000–00 EQUIPO DE APORTACION(SOCIOS)

1205–002–00 MA. DEL CARMEN QUINTANA

1205– 002–01 COMPRESOR

1205–003–00 Jose R. Chavez de los Rios

1205–003–01 Camioneta Ram 1998 Serie 3B7JF26Y7WM275866

1205–005–00 Maquianria y Equipo